EXHIBIT 1.01

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

CONFLICT MINERALS REPORT

Year End December 31, 2020

Introduction

This document, constituting Exhibit 1.01 to Form SD of American Axle & Manufacturing Holdings, Inc. and its subsidiaries (collectively, the “Company” or “AAM”), for calendar year 2020, is the Company’s Conflict Minerals Report (“CMR”) in accordance with Rule 13p-1 under the Securities Exchange Act of 1934.

AAM is an SEC Issuer, as described in the US Securities and Exchange Commission (“SEC”) Final Rule (the “Rule”) 17 C.F.R. § 240 and 249(b), and is subject to the provisions of Section 1502 of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“DF1502”) that address the sourcing of Conflict Minerals from the Democratic Republic of the Congo (“DRC”) and its adjoining countries (“Covered Countries”) that are necessary to the functionality or production of products that the Companies manufactured or contracted to manufacture.

Conflict Minerals are defined by the Rule to include cassiterite, columbite-tantalite, gold, wolframite, and their derivatives. The subject minerals are more commonly known as tin, tantalum, gold, and tungsten, respectively (“3TG”).

As such, this report covers the reporting period January 1, 2020 through December 31, 2020 (“Reporting Year 2020”, “RY2020”) related to the Conflict Minerals that are necessary to the functionality or production of products that the Company manufactured or contracted to manufacture and includes a description of the measures taken by the Company to exercise due diligence on the source and chain of custody of the subject minerals.

The content of any website referred to in this report is included for general information only and is not incorporated by reference to this report.

Section (1) Due Diligence

The Company’s comprehensive Conflict Minerals Program includes a due diligence process that was designed to conform, in all material respects, to the criteria set forth in the internationally recognized Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 3rd Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (“OECD Guidance”).

The following is a review of the actions comprising the OECD Guidance five-step framework that the Company took to implement our due diligence process:

1.	Establish strong company management systems
a.	The Company developed and adopted a Responsible Minerals Sourcing Policy and made it publicly available at https://www.aam.com/docs/default-source/suppliers-portal-documents/conflict-minerals/conflict-minerals-policy-statement.pdf?sfvrsn=e3601532_2
b.	The Company structured internal management to support supply chain due diligence by identifying a cross-functional team (the “Team”), consisting of representatives from Global Procurement, Engineering, Finance, and General Counsel.
c.	The Company established a system of controls over the supply chain by leveraging the iPoint Conflict Minerals Platform to monitor all relevant data.
d.	The Company also provided feedback and engagement recommendations to suppliers that declared potential smelters or refiners in their supply chains.
e.	The conflictminerals@aam.com mailbox is a mechanism available for any interested stakeholder to communicate their concerns/grievances regarding AAM’s Conflict Minerals process. Each supplier contacted is advised of the existence of this mailbox as a point of contact for questions or concerns. Other stakeholders are made aware of this mailbox as a result of previous CMR filings.

2.	Identify and assess risk in the supply chain

a.	The Company identified risk in the supply chain by first identifying direct material suppliers to whom payment were made in 2020.
b.	Suppliers with low annual spend profiles were then deemed out-of-scope in order to focus our resources on improved compliance from our more substantial direct material suppliers.
c.	After identification of the potentially at-risk supplies, the Reasonable Country of Origin Inquiry (“RCOI”) and corresponding due diligence were to be conducted.

3.	Design and implement a strategy to respond to risks
a.	The Company devised and implemented a risk-management strategy that included, but is not limited to:
i.	Requesting additional information from suppliers that provided incomplete or contradictory data responses
ii.	Requiring CMRT version 6 or above to capture new information regarding Conflict-Affected and High Risk Areas(“CAHRAs”)
iii.	Confirming the accuracy of identified smelters or refiners from suppliers
b.	As a member of the Responsible Minerals Initiative (“RMI”) our risk mitigation processes related to facilities that smelt, refine and/or process the subject raw materials are in place and consistently reviewed, as demonstrated by the Responsible Minerals Assurance Process (“RMAP”).

4.	Support the development and implementation of independent third-party audits of smelters’ and refiners’ sourcing
a.	The Company is a member of the RMI, which conducts independent third-party audits of smelters on behalf of its members. The Company utilizes the RCOI information provided to members of the RMI to determine the possible country of origin of the Conflict Minerals necessary for the functionality or production of its products.

5.	Report on supply chain due diligence
a.	The Company reports annually to the SEC on Form SD.
b.	The Company makes its Conflict Minerals Report publicly available at https://www.aam.com/suppliers/doing-business-with-aam/conflict-minerals.

Steps taken and being taken to mitigate risk, and to improve due diligence:

The Company has taken a number of steps to (i) mitigate the risk that its necessary Conflict Minerals benefit armed groups in the DRC and/or Covered Countries and (ii) to improve its due diligence. Those steps include, but are not limited to:

•	Updating our Policy to reflect evolution in the program to also include CAHRAs
•	Focus of resources on risk-based due diligence, as discussed in the OECD Due Diligence Guidance[1]
•	Continue to invest in cross-industry collaboration via the Responsible Minerals Initiative

1 (OECD, 2016)

•	Improve reporting transparency by including the list of possible countries, to the greatest possible specificity, where the subject minerals in our products may have originated

(1) Product Description:

The Company has determined, in good faith, that the applicable product categories are the following:

•	Driveline products
•	Metal formed products

Driveline products consist primarily of front and rear axles, driveshafts, differential assemblies, clutch modules, balance shaft systems, disconnecting driveline technology, and electric and hybrid driveline products and systems for light trucks, SUVs, CUVs, passenger cars and commercial vehicles.

Metal formed products consist primarily of axle and transmission shafts, ring and pinion gears, differential gears and assemblies, connecting rods and variable valve timing products for OEMs and Tier 1 automotive suppliers.

(2) Product Determination:

Pursuant to guidance issued by the SEC Division of Corporation Finance on April 29, 2014, we are not required to describe any of our products as “DRC Conflict Free,” as having “not been found to be ‘DRC Conflict Free’” or as “DRC Conflict Undeterminable.” Moreover, inasmuch as we have not voluntarily elected to describe any of our products as DRC Conflict Free, the requirement for an independent private sector audit of this report is not applicable.

Results of our RCOI and Due Diligence Measures:

Table 1 and Table 2 reflect the result of our RCOI and due diligence for the 3T’s and Gold, respectively. The countries listed in Tables 1 and 2 are potential sources of origin of the conflict minerals necessary for the functionality or manufacture of the products identified above in “Product Description,” according to the country of origin information available to us as RMI members.

The smelters and refiners as defined by the SEC Final Ruling section II(A)(3) declared by our supply chain can be found in Table 3.

Table 1

Tantalum	Tin		Tungsten
Brazil	Australia	Myanmar	Australia	Mongolia
Burundi	Bolivia	Nigeria	Austria	Myanmar
China	Brazil	Peru	Bolivia	Nigeria
Colombia	Brazil	Portugal	Brazil	Peru
Ethiopia	Burundi	Russia	Burundi	Portugal
France	China	Russian Federation	China	Russian Federation
Madagascar	Colombia	Rwanda	Colombia	Rwanda
Malaysia	DRC	Spain	DRC	Spain
Mozambique	Guinea	Taiwan	Guinea	Taiwan
Nigeria	Indonesia	Thailand	Indonesia	Thailand
Russian Federation	Laos	Uganda	Kazakhstan	Uganda
Rwanda	Malaysia	United Kingdom	Laos	United Kingdom
Sierra Leone	Mongolia	USA	Malaysia	USA
Somaliland		Venezuela	Mexico	Vietnam
Spain				Zimbabwe
Thailand

Table 2

Gold
Argentina	Egypt	Liberia	Saudi Arabia
Australia	Eritrea	Malaysia	Senegal
Azerbaijan	Ethiopia	Mali	Serbia
Benin	Fiji	Mauritania	Slovakia
Bolivia	Finland	Mexico	Solomon Islands
Botswana	French Guiana	Mongolia	South Africa
Brazil	Georgia	Morocco	Spain
Burkina Faso	Ghana	Mozambique	Suriname
Canada	Guatemala	Namibia	Swaziland
Chile	Guinea	Netherlands	Sweden
China	Guyana	New Zealand	Tajikistan
Colombia	Honduras	Nicaragua	Tanzania
DRC	Indonesia	Niger	Turkey
Costa Rica	Iran	Papua New Guinea	Uganda
Cote d'Ivoire	Ivory Coast	Peru	United Kingdom
Cuba	Japan	Philippines	USA
Cyprus	Kazakhstan	Puerto Rico	Uruguay
Dominican Republic	Kenya	Russian Federation	Zambia
Ecuador	Laos	Rwanda	Zimbabwe

Table 3

Alias	Metal	Smelter ID
A.L.M.T. Corp.	Tungsten	CID000004
Advanced Chemical Company	Gold	CID000015
Aida Chemical Industries Co., Ltd.	Gold	CID000019
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	CID000035
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	CID000041
AngloGold Ashanti Corrego do Sitio Mineracao	Gold	CID000058
Argor-Heraeus S.A.	Gold	CID000077
Asahi Pretec Corp.	Gold	CID000082
Asaka Riken Co., Ltd.	Gold	CID000090
Asaka Riken Co., Ltd.	Tantalum	CID000092
Kennametal Huntsville	Tungsten	CID000105
Aurubis AG	Gold	CID000113
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	CID000128
Boliden AB	Gold	CID000157
C. Hafner GmbH + Co. KG	Gold	CID000176
CCR Refinery - Glencore Canada Corporation	Gold	CID000185
Cendres + Metaux S.A.	Gold	CID000189
Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CID000211
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CID000218
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CID000228
Chimet S.p.A.	Gold	CID000233
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CID000258
Chugai Mining	Gold	CID000264
Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum	CID000291
Alpha	Tin	CID000292
DSC (Do Sung Corporation)	Gold	CID000359
DODUCO Contacts and Refining GmbH	Gold	CID000362
Dowa	Gold	CID000401
Dowa	Tin	CID000402
Eco-System Recycling Co., Ltd. East Plant	Gold	CID000425
EM Vinto	Tin	CID000438
Exotech Inc.	Tantalum	CID000456
F&X Electro-Materials Ltd.	Tantalum	CID000460
Fenix Metals	Tin	CID000468
JSC Novosibirsk Refinery	Gold	CID000493
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CID000538
Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin	CID000555

Global Tungsten & Powders Corp.	Tungsten	CID000568
XIMEI RESOURCES (GUANGDONG) LIMITED	Tantalum	CID000616
LT Metal Ltd.	Gold	CID000689
Heimerle + Meule GmbH	Gold	CID000694
Heraeus Metals Hong Kong Ltd.	Gold	CID000707
Huichang Jinshunda Tin Co., Ltd.	Tin	CID000760
Hunan Chenzhou Mining Co., Ltd.	Tungsten	CID000766
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	CID000769
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	CID000801
Ishifuku Metal Industry Co., Ltd.	Gold	CID000807
Istanbul Gold Refinery	Gold	CID000814
Japan Mint	Gold	CID000823
Japan New Metals Co., Ltd.	Tungsten	CID000825
Jiangxi Copper Co., Ltd.	Gold	CID000855
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CID000875
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CID000914
Jiujiang Tanbre Co., Ltd.	Tantalum	CID000917
Asahi Refining USA Inc.	Gold	CID000920
Asahi Refining Canada Ltd.	Gold	CID000924
JSC Uralelectromed	Gold	CID000929
JX Nippon Mining & Metals Co., Ltd.	Gold	CID000937
Gejiu Kai Meng Industry and Trade LLC	Tin	CID000942
Kazzinc	Gold	CID000957
Kennametal Fallon	Tungsten	CID000966
Kennecott Utah Copper LLC	Gold	CID000969
Kojima Chemicals Co., Ltd.	Gold	CID000981
Kyrgyzaltyn JSC	Gold	CID001029
China Tin Group Co., Ltd.	Tin	CID001070
AMG Brasil - LSM Brasil	Tantalum	CID001076
LS-NIKKO Copper Inc.	Gold	CID001078
Malaysia Smelting Corporation (MSC)	Tin	CID001105
Materion	Gold	CID001113
Matsuda Sangyo Co., Ltd.	Gold	CID001119
Metallic Resources, Inc.	Tin	CID001142
Metalor Technologies (Suzhou) Ltd.	Gold	CID001147
Metalor Technologies (Hong Kong) Ltd.	Gold	CID001149
Metalor Technologies (Singapore) Pte., Ltd.	Gold	CID001152
Metalor Technologies S.A.	Gold	CID001153
Metalor USA Refining Corporation	Gold	CID001157
Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	CID001161
Metallurgical Products India Pvt., Ltd.	Tantalum	CID001163
Mineracao Taboca S.A.	Tin	CID001173
Mineracao Taboca S.A.	Tantalum	CID001175
Minsur	Tin	CID001182

Mitsubishi Materials Corporation	Gold	CID001188
Mitsubishi Materials Corporation	Tin	CID001191
Mitsui Mining and Smelting Co., Ltd.	Tantalum	CID001192
Mitsui Mining and Smelting Co., Ltd.	Gold	CID001193
NPM Silmet AS	Tantalum	CID001200
Moscow Special Alloys Processing Plant	Gold	CID001204
Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	CID001220
Jiangxi New Nanshan Technology Ltd.	Tin	CID001231
Nihon Material Co., Ltd.	Gold	CID001259
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CID001277
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	CID001314
Ohura Precious Metal Industry Co., Ltd.	Gold	CID001325
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Gold	CID001326
Operaciones Metalurgicas S.A.	Tin	CID001337
PAMP S.A.	Gold	CID001352
Prioksky Plant of Non-Ferrous Metals	Gold	CID001386
PT Aneka Tambang (Persero) Tbk	Gold	CID001397
PT Artha Cipta Langgeng	Tin	CID001399
PT Babel Inti Perkasa	Tin	CID001402
PT Babel Surya Alam Lestari	Tin	CID001406
PT Mitra Stania Prima	Tin	CID001453
PT Prima Timah Utama	Tin	CID001458
PT Refined Bangka Tin	Tin	CID001460
PT Stanindo Inti Perkasa	Tin	CID001468
PT Timah Tbk Kundur	Tin	CID001477
PT Timah Tbk Mentok	Tin	CID001482
PX Precinox S.A.	Gold	CID001498
QuantumClean	Tantalum	CID001508
Rand Refinery (Pty) Ltd.	Gold	CID001512
Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	CID001522
Royal Canadian Mint	Gold	CID001534
Rui Da Hung	Tin	CID001539
Samduck Precious Metals	Gold	CID001555
SEMPSA Joyeria Plateria S.A.	Gold	CID001585
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CID001622
Sichuan Tianze Precious Metals Co., Ltd.	Gold	CID001736
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	CID001756
Soft Metais Ltda.	Tin	CID001758
Solar Applied Materials Technology Corp.	Gold	CID001761
Solikamsk Magnesium Works OAO	Tantalum	CID001769
Sumitomo Metal Mining Co., Ltd.	Gold	CID001798
Taki Chemical Co., Ltd.	Tantalum	CID001869
Tanaka Kikinzoku Kogyo K.K.	Gold	CID001875
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	CID001889

Telex Metals	Tantalum	CID001891
Thaisarco	Tin	CID001898
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	CID001908
Shandong Gold Smelting Co., Ltd.	Gold	CID001916
Tokuriki Honten Co., Ltd.	Gold	CID001938
Torecom	Gold	CID001955
Ulba Metallurgical Plant JSC	Tantalum	CID001969
Umicore S.A. Business Unit Precious Metals Refining	Gold	CID001980
United Precious Metal Refining, Inc.	Gold	CID001993
Valcambi S.A.	Gold	CID002003
Western Australian Mint (T/a The Perth Mint)	Gold	CID002030
White Solder Metalurgia e Mineracao Ltda.	Tin	CID002036
Wolfram Bergbau und Hutten AG	Tungsten	CID002044
Xiamen Tungsten Co., Ltd.	Tungsten	CID002082
Yamakin Co., Ltd.	Gold	CID002100
Yokohama Metal Co., Ltd.	Gold	CID002129
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	CID002158
Yunnan Tin Company Limited	Tin	CID002180
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CID002224
Gold Refinery of Zijin Mining Group Co., Ltd.	Gold	CID002243
Umicore Precious Metals Thailand	Gold	CID002314
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CID002315
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CID002316
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CID002317
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CID002318
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CID002319
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CID002320
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CID002321
Geib Refining Corporation	Gold	CID002459
Magnu's Minerais Metais e Ligas Ltda.	Tin	CID002468
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CID002492
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CID002494
Melt Metais e Ligas S.A.	Tin	CID002500
PT ATD Makmur Mandiri Jaya	Tin	CID002503
D Block Metals, LLC	Tantalum	CID002504
FIR Metals & Resource Ltd.	Tantalum	CID002505
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CID002506
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CID002508
MMTC-PAMP India Pvt., Ltd.	Gold	CID002509
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CID002512
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	CID002513
Singway Technology Co., Ltd.	Gold	CID002516
O.M. Manufacturing Philippines, Inc.	Tin	CID002517
KEMET de Mexico	Tantalum	CID002539

H.C. Starck Tungsten GmbH	Tungsten	CID002541
TANIOBIS Smelting GmbH & Co. KG	Tungsten	CID002542
Masan High-Tech Materials	Tungsten	CID002543
TANIOBIS Co., Ltd.	Tantalum	CID002544
TANIOBIS GmbH	Tantalum	CID002545
H.C. Starck Hermsdorf GmbH	Tantalum	CID002547
H.C. Starck Inc.	Tantalum	CID002548
TANIOBIS Japan Co., Ltd.	Tantalum	CID002549
TANIOBIS Smelting GmbH & Co. KG	Tantalum	CID002550
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CID002551
Global Advanced Metals Boyertown	Tantalum	CID002557
Global Advanced Metals Aizu	Tantalum	CID002558
Al Etihad Gold Refinery DMCC	Gold	CID002560
Emirates Gold DMCC	Gold	CID002561
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten	CID002579
T.C.A S.p.A	Gold	CID002580
REMONDIS PMR B.V.	Gold	CID002582
Niagara Refining LLC	Tungsten	CID002589
PT Rajehan Ariq	Tin	CID002593
Korea Zinc Co., Ltd.	Gold	CID002605
Marsam Metals	Gold	CID002606
Ganzhou Haichuang Tungsten Co., Ltd.	Tungsten	CID002645
Hydrometallurg, JSC	Tungsten	CID002649
Resind Industria e Comercio Ltda.	Tin	CID002706
Resind Industria e Comercio Ltda.	Tantalum	CID002707
Unecha Refractory metals plant	Tungsten	CID002724
SAAMP	Gold	CID002761
L'Orfebre S.A.	Gold	CID002762
8853 S.p.A.	Gold	CID002763
Italpreziosi	Gold	CID002765
Metallo Belgium N.V.	Tin	CID002773
Metallo Spain S.L.U.	Tin	CID002774
SAXONIA Edelmetalle GmbH	Gold	CID002777
WIELAND Edelmetalle GmbH	Gold	CID002778
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold	CID002779
Philippine Chuangxin Industrial Co., Inc.	Tungsten	CID002827
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	CID002830
ACL Metais Eireli	Tungsten	CID002833
Thai Nguyen Mining and Metallurgy Co., Ltd.	Tin	CID002834
PT Menara Cipta Mulia	Tin	CID002835
Jiangxi Tuohong New Raw Material	Tantalum	CID002842
Woltech Korea Co., Ltd.	Tungsten	CID002843
HuiChang Hill Tin Industry Co., Ltd.	Tin	CID002844
Moliren Ltd.	Tungsten	CID002845

Meta Materials	Tantalum	CID002847
Gejiu Fengming Metallurgy Chemical Plant	Tin	CID002848
Guanyang Guida Nonferrous Metal Smelting Plant	Tin	CID002849
AU Traders and Refiners	Gold	CID002850
Bangalore Refinery	Gold	CID002863
SungEel HiMetal Co., Ltd.	Gold	CID002918
Planta Recuperadora de Metales SpA	Gold	CID002919
Safimet S.p.A	Gold	CID002973
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	CID003116
Hunan Litian Tungsten Industry Co., Ltd.	Tungsten	CID003182
Chifeng Dajingzi Tin Industry Co., Ltd.	Tin	CID003190
TSK Pretech	Gold	CID003195
PT Bangka Serumpun	Tin	CID003205
Tin Technology & Refining	Tin	CID003325
Ma'anshan Weitai Tin Co., Ltd.	Tin	CID003379
PT Rajawali Rimba Perkasa	Tin	CID003381
Luna Smelter, Ltd.	Tin	CID003387
KGETS Co., Ltd.	Tungsten	CID003388
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Tin	CID003397
Fujian Ganmin RareMetal Co., Ltd.	Tungsten	CID003401
Lianyou Metals Co., Ltd.	Tungsten	CID003407
Eco-System Recycling Co., Ltd. North Plant	Gold	CID003424
Eco-System Recycling Co., Ltd. West Plant	Gold	CID003425